Exhibit 4.2
WARRANT AGREEMENT
AMONG
THE GREENBRIER COMPANIES, INC.,
WLR RECOVERY FUND IV, L.P.,
WLR IV PARALLEL ESC, L.P.
AND
THE OTHER HOLDERS FROM TIME TO TIME PARTY HERETO
Dated as of June 10, 2009

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10.14 Counterparts	22

EXHIBIT A — Form of Warrant Certificate
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WARRANT AGREEMENT
     This Warrant Agreement (the “Agreement”) is entered into as of June 10, 2009, among The Greenbrier Companies, Inc., an Oregon corporation (the “Company”), WLR Recovery Fund IV, L.P., a Delaware limited partnership (“WLR-IV”), WLR IV Parallel ESC, L.P., a Delaware limited partnership (“Parallel Employee Fund”), and each of the other Holders (as defined below) from time to time party hereto.
RECITALS
     WHEREAS, the Company, WL Ross & Co. LLC (“WLRCo.”), as administrative agent, and WLR-IV and Parallel Employee Fund as the initial “Holders” thereunder, have entered into that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”);
     WHEREAS, in order to induce WLR-IV and Parallel Employee Fund to enter into the Credit Agreement, the Company does hereby agree to enter into this Agreement pursuant to which the Company shall issue and deliver warrant certificates in substantially the form attached hereto as Exhibit A (the “Warrant Certificate”) evidencing Warrants to purchase shares of the Company’s common stock, no par value (“Common Stock”), subject to adjustment (the “Issuance”), on the terms and subject to the conditions of this Agreement;
     WHEREAS, the Company, WLR-IV, Parallel Employee Fund, WLRCo. and each of the Holders from time to time party to this Agreement are entering into an Investor Rights and Restrictions Agreement (the “Rights and Restrictions Agreement”), dated as of the date hereof, in connection with this Agreement and the Issuance; and
     WHEREAS, the applicable parties are entering into the transactions contemplated by this Agreement and the Rights and Restrictions Agreement in part to pursue potentially mutually beneficial investment opportunities, whether made through the Company and its Subsidiaries (as defined in the Rights and Restrictions Agreement), as a joint venture or otherwise.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. DEFINITIONS.
     Unless otherwise specified herein, as used in this Agreement, the following terms shall have the following meanings:
     Affiliate: the meaning set forth in the Rights and Restrictions Agreement.
     Antitrust Law: the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.
     Applicable Exchange: the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange on which the Common Stock is listed at the applicable time.
     Articles of Incorporation: the Company’s Articles of Incorporation (or equivalent organizational document), as amended from time to time.
     Beneficial Owner, Beneficially Own and Beneficial Ownership: the meanings given such terms in the Rights and Restrictions Agreement.
     Board: the board of directors of the Company.
     Business Combination: a merger, consolidation, statutory share exchange or similar transaction involving the Company.
     Business Day: any day that is not a Saturday, Sunday or a day on which banks in New York, New York are required or permitted by law to be closed.
     Capital Stock: the meaning set forth in the Rights and Restrictions Agreement.
     Change of Control: the meaning given such term in the Rights and Restrictions Agreement.
     Common Stock: the meaning set forth in the recitals to this Agreement.
     Company: the meaning set forth in the preamble to this Agreement, together with its successors and permitted assigns.
     Convertible Securities: the meaning set forth in the Rights and Restrictions Agreement.
     Credit Agreement: the meaning set forth in the recitals to this Agreement.
     DOJ: means the United States Department of Justice or any successor thereto.
     Excess Shares: the meaning set forth in Section 3.2(c).
     Exchange Act: the Securities Exchange Act of 1934.
     Exchange Cap: the meaning set forth in Section 3.2(b).
     Excluded Stock: the meaning set forth in Section 4.4(b).
     Exercise Date: the meaning set forth in Section 3.2(a).
     Exercise Price: the meaning set forth in Section 3.1.
     Expiration Date: the meaning set forth in Section 3.3.

     Fair Market Value:
          (i) in the case of shares of securities where, for a continuous period of at least four months prior to the issuance thereof, other shares of the same class had already been listed on the Applicable Exchange, the average of the daily volume-weighted average prices per share of such securities for the 20 consecutive trading days immediately preceding the day as of which Fair Market Value is being determined;
          (ii) in the case of securities not covered by (i) above, the Fair Market Value of such securities shall be determined by either (A) an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, or (B) in good faith by the Board, if agreed to by Holders holding a majority in interest of Warrants at such time outstanding, in either case assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors;
          (iii) in the case of cash, the amount thereof; and
          (iv) in the case of other property, the Fair Market Value of such property shall be determined by either (A) an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, or (B) in good faith by the Board, if agreed to by Holders holding a majority in interest of Warrants at such time outstanding, in either case assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
     FTC: means the United States Federal Trade Commission or any successor thereto.
     Governmental Authority: means any government, or any political subdivision thereof, any governmental or regulatory entity or body, department, commission, board, agency, instrumentality or self-regulatory organization, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial or local, and whether domestic or foreign.
     Holders: WLR-IV, Parallel Employee Fund and, from time to time hereafter, the other holders of the Warrants.
     HSR Act: means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     Independent Financial Expert: a nationally recognized financial advisory firm mutually agreed to by the Company and Holders holding a majority in interest of the Warrants at such time outstanding, which firm does not have a material financial interest or other material economic relationship with either the Company or any member of the WLR Group or their respective Affiliates. If the Company and Holders holding a majority in interest of the Warrants at such time outstanding are unable to agree on an Independent Financial Expert, each of them shall choose promptly a separate Independent Financial Expert and these two Independent Financial Experts shall choose promptly a third Independent Financial Expert to determine the applicable Fair Market Value.

     Initial Number: the meaning set forth in Section 4.4(a)(i).
     Invesco: the meaning set forth in Section 7.9(b).
     Invesco Mutual Funds Business: the meaning set forth in Section 7.9(b).
     IPC: the meaning set forth in Section 7.9(b).
     Issuance: the meaning set forth in the recitals to this Agreement.
     Parallel Employee Fund: the meaning set forth in the preamble to this Agreement.
     Per Share Fair Market Value: the meaning set forth in Section 4.2.
     Person: any individual, corporation, limited liability company, trust, joint venture, association, joint stock company, partnership, Government Authority or entity.
     Preferred Stock: the meaning set forth in Section 8.6.
     Rights and Restrictions Agreement: the meaning set forth in the recitals to this Agreement.
     SEC: the Securities and Exchange Commission.
     Securities Act: the Securities Act of 1933.
     Stockholder Rights Agreement: the meaning set forth in the Rights and Restrictions Agreement.
     Total Current Voting Power: the meaning set forth in the Rights and Restrictions Agreement.
     Transfer: the meaning set forth in the Rights and Restrictions Agreement.
     Underlying Common Stock: the shares of Common Stock issuable or issued upon the exercise of the Warrants.
     Voting Agreement: the meaning set forth in Section 3.2(c).
     VWAP: the dollar volume-weighted average sales price for the Common Stock on the Applicable Exchange during the applicable day beginning at 9:30:01 a.m., New York City time (or such other time as the Applicable Exchange publicly announces is the official opening of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the Applicable Exchange publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security during such day as reported by Bloomberg, or, if no dollar volume-weighted average sales price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).
     Warrant Certificates: the meaning set forth in the recitals to this Agreement.
     Warrants: the warrants issued by the Company pursuant to this Agreement pursuant to the Issuance.
     WLRCo.: the meaning set forth in the recitals to this Agreement.
     WLR Group: the meaning set forth in Section 1(a)(y) of the Stockholder Rights Agreement as amended as of the date hereof and without giving effect to any later amendment or termination thereof.
     WLR-IV: the meaning set forth in the preamble to this Agreement.
     2. ORIGINAL ISSUE OF WARRANTS.
          2.1 Form of Warrant Certificates. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which signed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.5 and as required by the Rights and Restrictions Agreement or as may be required to comply with any law or with any rule or regulation pursuant thereto.
          2.2 Execution and Delivery of Warrant Certificates. (a) Simultaneously herewith and in accordance with Section 4.01(c) of the Credit Agreement, Warrant Certificates evidencing Warrants entitling the Holders to purchase, subject to Section 3.2, an aggregate of 3,377,903 shares of Common Stock shall be executed by the Company and delivered as directed by WLR-IV in writing on or prior to the date hereof.
               (b) From time to time, the Company shall sign and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any transfer or exchange permitted under this Agreement and the Rights and Restrictions Agreement. The Warrant Certificates shall be executed on behalf of the Company by its President and any Vice President, either manually or by facsimile signature printed thereon and shall not be valid for any purpose unless so signed.
     3. EXERCISE PRICE; EXERCISE OF WARRANTS; TRANSFER AND EXPIRATION OF WARRANTS.
          3.1 Exercise Price. Each Warrant Certificate shall, when signed by the Company, entitle the Holder thereof, subject to the provisions of this Agreement, to purchase, except as provided in Sections 3.2 and 3.3 hereof, one share of Common Stock for each Warrant represented thereby, subject to all adjustments made on or prior to the date of exercise thereof, at an exercise price (the “Exercise Price”) of $6.00 per share, subject to all adjustments made on or prior to the date of exercise thereof as herein provided.

          3.2 Exercise of Warrants. (a) Subject to this Section 3.2, the Warrants shall be exercisable in whole or in part from time to time on any Business Day (each, an “Exercise Date”) beginning on the date hereof and ending on the Expiration Date, in the manner provided for herein.
               (b) In the event that events occurring after the date hereof would result in the adjustment provisions of Article 4 hereof causing the Warrants to become exercisable in the aggregate for a number of shares of Common Stock that would exceed the number of shares that the Company may issue upon exercise of the Warrants under the applicable rules and regulations of the Applicable Exchange (the “Exchange Cap”), from and after such time, upon exercise of any Warrant, for each share of Common Stock for which such Warrant is exercised, in lieu of such share, the Company will deliver (i) a portion of a share of Common Stock equal to a fraction, the numerator of which is the Exchange Cap, less the aggregate number of shares of Common Stock previously issued upon exercise of the Warrants (as adjusted for stock splits, dividends, contributions and the like), and the denominator of which is the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrants remaining outstanding as of such event without giving effect to this Section 3.2(b) and (ii) an amount in cash equal to one minus such fraction multiplied by the Fair Market Value of a share of Common Stock as of the date of exercise (with the effect that upon exercise of all Warrants the total number of shares will not exceed the Exchange Cap, and the obligation to deliver any excess shares otherwise deliverable upon such exercises but for the operation of this Section 3.2(b) would be settled in cash), provided that the foregoing shall not apply from and after such time as the Company obtains the approval of its shareholders as required by the applicable rules and regulations of the Applicable Exchange for issuances of shares of Common Stock in excess of the Exchange Cap (provided further, however, that the Company shall expressly have no obligation to seek such shareholder approval).
               (c) Subject to the following sentence, the Company shall not be obligated to issue any shares of Common Stock upon exercise of the Warrants and the Holders shall not be entitled to receive any such shares of Common Stock if, and the Warrants shall not be exercisable to the extent that, the issuance of such shares of Common Stock would, but for this Section 3.2(c) and the effect of the provision set forth in Section 1(a)(y) of the Stockholder Rights Agreement, result in the WLR Group (or, if the applicable Holder is not a member of the WLR Group, such Holder or any of its Affiliates) becoming an “Acquiring Person” as that term is defined and calculated in accordance with the Stockholder Rights Agreement as amended as of the date hereof and without giving effect to any later amendment thereto (to the extent that such later amendment lowers or has the effect of lowering the applicable percentage of Beneficial Ownership for purposes of calculating whether any such Person is an “Acquiring Person”) or termination thereof. In the event such shares may not be so issued as a result of this Section 3.2(c) (any such shares which may not be so issued, the “Excess Shares”), the Company shall not be obligated to issue any Excess Shares unless and until such time as the Excess Shares Beneficially Owned by the applicable Holder have become subject to and bound by the terms of the voting agreement set forth in Section 4.9 of the Rights and Restrictions Agreement (such Section 4.9, the “Voting Agreement”) by executing a written document pursuant to which such Holder acknowledges and agrees that any Excess Shares Beneficially Owned by it are subject to and bound by the terms of the Voting Agreement.

          3.3 Expiration of Warrants. Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Common Stock shall terminate at the close of business on the fifth anniversary of the date of this Agreement (the “Expiration Date”).
          3.4 Method of Exercise; Payment of Exercise Price. (a) Unless the Warrant is being exercised in accordance with Section 3.4(b), in order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Company, with the form on the reverse of or attached to the Warrant Certificate duly executed, together with any required payment in full of the aggregate Exercise Price then in effect for the shares of Underlying Common Stock as to which a Warrant Certificate is submitted for exercise. Any such payment of the Exercise Price shall be payable in cash or other same-day funds, provided that, in lieu of cash or other same-day funds, such Holder may pay all or any portion of the Exercise Price by delivering to the Company written notice of its election to cancel (including evidence, reasonably acceptable to the Company, of the cancellation of) principal amount and/or accrued interest payable by the Company to such Holder under the Credit Agreement in an aggregate amount equal to the aggregate Exercise Price then in effect for the shares of Underlying Common Stock as to which a Warrant Certificate is submitted for exercise.
               (b) In lieu of exercising a Warrant in the manner provided above in Section 3.4(a), the Holder thereof may, at its option at any time, elect to receive such number of shares of Common Stock upon surrender of the applicable Warrant at the principal office of the Company together with notice of such election as determined by the following formula:

Where	X =	The number of shares of Underlying Common Stock to be issued to the Holder pursuant to exercise under this Section 3.4(b).

	Y =	The number of shares of Underlying Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation).

	A =	The Fair Market Value of one share of Underlying Common Stock (at the date of such calculation).

	B =	The Exercise Price (as adjusted to the date of such calculation).
                          (c) If fewer than all the Warrants represented by a Warrant Certificate are surrendered for exercise under Section 3.4(a) or (b), such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered by the Company, and the Company shall register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same. Upon surrender of a Warrant Certificate in conformity with this Agreement, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.6. Upon payment of the Exercise Price therefor or exercise in accordance with Section 3.4(b), a Holder shall be deemed to own and have all of the rights associated with any Underlying Common Stock or other securities or property (including money) to which it is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Agreement. If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other evidence of authority that may be reasonably required by the Company.
          3.5 Compliance with Securities Act. (a) (i) No Warrant may be exercised (and the Company shall be under no obligation to process any exercise) except in compliance with Section 3.2 and (ii) no Warrants or Underlying Common Stock may be directly or indirectly Transferred, except in compliance with applicable federal and state securities laws and the Rights and Restrictions Agreement (to the extent applicable to the relevant Holder).
               (b) Subject to Section 10.4 and if and so long as required by the Rights and Restrictions Agreement (to the extent applicable to the relevant Holder), each certificate representing the Warrants and all securities issued pursuant to the exercise of the Warrants shall bear the legends as provided for in Section 3.2 of the Rights and Restrictions Agreement.
     4. DISTRIBUTIONS AND ADJUSTMENTS.
          4.1 Stock Dividend; Subdivision or Combination of Common Stock. If the Company shall (i) declare a dividend in or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holders after such date shall be entitled to purchase, upon payment of the same aggregate amount as would have been payable before such date, the number of shares of Common Stock which such Holders would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrants after such date had the Warrants been exercised immediately prior to such date. If a dividend is declared and such dividend is not paid, the number of shares of Common Stock issuable pursuant to the Warrants on such date and the Exercise Price shall again be adjusted to be such number and Exercise Price, as applicable, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Article 4 from and after such record date).

          4.2 Other Dividends and Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding regular quarterly cash dividends on shares of Common Stock of up to $0.08 per share to the extent the Board determines to reinstate its prior regular quarterly dividend policy after the date hereof (adjusted for stock splits, dividends, contributions and the like and with any cash dividend pursuant to any such reinstated quarterly dividend policy to be deemed a “regular quarterly cash dividend” for such purposes) out of surplus or net profits legally available therefor and dividends payable in Capital Stock for which adjustment is made under Section 4.1), then in each such case (unless the Company elects to reserve shares or other units of such securities, evidences of indebtedness, assets, cash, rights or warrants for distribution to the Holders upon the exercise of such Warrants so that any such Holder exercising its Warrants shall receive upon such exercise (in addition to the shares of Common Stock to which such Holder is entitled), unless such rights have terminated or expired in accordance with their terms prior to such exercise, the amount and kind of such securities, evidences of indebtedness, assets, cash, rights or warrants which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the securities, evidences of indebtedness, assets, cash, rights or warrants, exercised its Warrants for Common Stock), the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (i) the closing sale price on the Applicable Exchange of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the Applicable Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (ii) such closing sale price on the Applicable Exchange on such date specified in clause (i); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of the Warrants shall be increased to the number obtained by dividing (1) the product of (A) the number of shares of Common Stock issuable upon the exercise of the Warrants before such adjustment, and (B) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (2) the new Exercise Price determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, if the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants so distributed applicable to one share of Common Stock is equal to or greater than the closing sale price on the Applicable Exchange of the Common Stock on the date mentioned above, then, in lieu of the foregoing adjustments, adequate provision shall be made so that each Holder shall instead have the right to receive the amount and kind of securities, evidences of indebtedness, assets, rights or warrants which such Holder would have received in such distribution had such Holder exercised its Warrant immediately prior to such record date. In the event that a distribution for which an adjustment is made hereunder is not so made, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants then in effect shall be readjusted effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of shares of Common Stock that would then be issuable upon exercise of the Warrants if such record date had not been fixed.

          4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. In case of any Business Combination, recapitalization or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 4.1), the Holders’ right to receive shares of Common Stock upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination, recapitalization or reclassification) upon exercise of the Warrants immediately prior to such Business Combination, recapitalization or reclassification would have been entitled to receive had the Warrants been exercised immediately prior to consummation of such Business Combination, recapitalization or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be practicable, to the Holders’ right to exercise the Warrants in exchange for any shares of stock or other securities or property pursuant to this paragraph. The Company shall not effect any such Business Combination where the Warrants are assumed by the successor entity unless the successor entity (if other than the Company) resulting from the Business Combination assumes by operation of law and, if not by operation of law, by written instrument the obligation to deliver to the Holders such stock, securities or property as, in accordance with this Section 4.3, the Holders may be entitled to receive. In determining the kind and amount of stock, securities or property receivable upon exercise of the Warrants following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of the Warrants with respect to the number of shares of stock or other securities or property which the Holders shall receive upon exercise of the Warrants.
          4.4 Issuance of Additional Common Stock. (a) If the Company at any time on or after the date of this Agreement shall issue shares of Common Stock (or Convertible Securities) (other than Excluded Stock (as defined below) or a transaction to which Section 4.1, 4.2 or 4.3 is applicable) without consideration or for a consideration per share (or having a conversion price per share) that is less than 95% of the VWAP on the last trading day preceding the earlier of the date of the agreement on pricing such shares and the public announcement of the proposed issuance of such shares (or such Convertible Securities) then, in such event:
               (i) The number of shares of Common Stock issuable upon the exercise of the Warrants immediately prior to the issuance of such shares (or of such Convertible Securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock of the Company outstanding (including shares of Common Stock into which outstanding Convertible Securities may be exercised or converted) on such date and (2) the number of additional shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date (including shares of Common Stock into which outstanding Convertible Securities may be exercised or converted) and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which Convertible Securities may be exercised or converted) would purchase at the VWAP on the last trading day preceding the earlier of the date of the agreement on pricing such shares and the public announcement of the proposed issuance of such shares (or such Convertible Securities); and
               (ii) the Exercise Price payable upon exercise of the Warrants shall be adjusted by multiplying such Exercise Price in effect immediately prior to the issuance of such shares (or of such Convertible Securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants immediately after the adjustment described in clause (i) above.
          (b) For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the net offering price (after deduction of underwriting discounts, commissions and any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock. If such Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, such Exercise Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects the rights of conversion or exchange under such Convertible Securities. On the expiration of any such Convertible Securities, the termination of any such rights to convert or exchange or the expiration of any rights related to such Convertible Securities, such Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such rights, Convertible Securities or rights related to such Convertible Securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such rights, upon the conversion or exchange of such Convertible Securities or upon the exercise of the rights related to such Convertible Securities, as the case may be. “Excluded Stock” shall include issuances:
               (i) of shares of Common Stock issued and outstanding on the date of this Agreement;
               (ii) of shares of Common Stock or Convertible Securities or options therefor issued or granted to employees, officers, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to any employee benefit plan, stock grant, stock option plan or purchase plan, or stock option exchange plan or other employee stock incentive or similar agreement approved by the Board;
               (iii) of securities issued or issuable upon conversion, exercise or exchange of warrants, options, notes or other Convertible Securities outstanding on the date of this Agreement, provided that the terms of the securities or rights are not amended on or after the date hereof in a manner that would result in additional shares being issued thereunder or that would reduce the effective issuance price of such securities or rights below the Exercise Price immediately prior to such amendment;

               (iv) of shares of Common Stock or Convertible Securities issuable upon exercise of the Warrants to be issued pursuant to this Agreement;
               (v) of securities issuable pursuant to the Stockholder Rights Agreement (or any similar successor rights agreement of the Company);
               (vi) of shares of Common Stock or Convertible Securities issued or issuable in connection with any acquisition by the Company or joint venture agreements, in each case approved by the Board, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital;
               (vii) of securities in connection with a broadly-marketed public offering and sale for cash conducted by the Company (including a 144A-type offering), provided that, to the Company’s knowledge, no more than 5% of the outstanding Common Stock (or securities then convertible into or exercisable for 5% of the outstanding Common Stock) are sold pursuant to such offering to any single purchaser or group (excluding any underwriters or “initial purchasers,” in the case of a 144A-type offering, that initially agree to purchase such securities with the intent or for the purpose of distribution in such offering);
               (viii) of securities for which the Holders of a majority of the outstanding Warrants and the Company shall have elected by an affirmative vote or by written consent to treat as and be deemed to be “Excluded Stock” for purposes of this Agreement; and
               (ix) of shares of Common Stock or Convertible Securities issued or deemed issued as a result of a decrease in the Exercise Price of the Warrants resulting from the operation of Section 4.4.
     All Excluded Stock existing prior to the date of the applicable adjustment pursuant to Section 4.4(a) shall be deemed to be outstanding for all purposes of the computations pursuant to Section 4.4(a).
          4.5 Duplicative Adjustments. If and to the extent that an adjustment is made to a Warrant, the effect of which is to duplicate any adjustment otherwise required by this Article 4, such duplicative adjustment shall not be made in any case, to the extent that such adjustment is so duplicative, that would result in a Holder receiving or becoming entitled to receive (A) any evidences of the Company’s indebtedness, any shares of the Capital Stock or any other securities or property of any nature whatsoever (including cash) or (B) any options, warrants or other rights to subscribe for or purchase the same in any case, to the extent that such adjustment is so duplicative.
          4.6 Fractional Shares. No fractional shares shall be issued upon exercise of any Warrant. If any fractional share of Common Stock otherwise would be issuable upon exercise of any Warrant, the Company may elect to pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock, or in lieu of making such cash payment, the Company may elect to round up to the next whole share the number of shares of Common Stock to be issued to any Holder upon exercise.

          4.7 Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly provide notice to each Holder notice of such adjustment or adjustments setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
          4.8 Successive Adjustments. Any adjustments pursuant to this Article 4 shall be made successively whenever an event referred to herein shall occur.
     5. WARRANT TRANSFER BOOKS.
          (a) The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as provided in this Agreement and the Rights and Restrictions Agreement.
          (b) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement and the Rights and Restrictions Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.
          (c) Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.
          (d) No service charge shall be made to a Holder for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.
          (e) Subject to compliance with any restrictions on transfer under applicable law and the Rights and Restrictions Agreement, any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company shall treat the registered Holder thereof as the owner for all purposes. No such transfer shall be registered until the Company has been supplied with the aforementioned instruments of transfer and any other such documentation as the Company may reasonably require.
     6. WARRANT HOLDERS.

          6.1 No Voting Rights. Prior to the exercise of the Warrants, no Holder shall be entitled to any rights of a shareholder of the Company in respect of such Holder’s Warrants or Warrant Certificates, including the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of shareholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company.
          6.2 Right of Action. All rights of action in respect of this Agreement are vested in the Holders, and any Holder, without the consent of the Holder of any other Holder, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.
     7. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS.
     Each Holder (except as set forth below) hereby represents and warrants that, as of the date that such Holder becomes a party to this Agreement (or, if such Holder is WLR-IV or Parallel Employee Fund, as of the date hereof):
          7.1 Organization. If an entity, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
          7.2 Authorization. It has all necessary power and authority to enter into this Agreement and the Rights and Restrictions Agreement and to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Rights and Restrictions Agreement and has by proper action duly authorized the execution and delivery of this Agreement and the Rights and Restrictions Agreement.
          7.3 No Conflicts. None of the execution and delivery of this Agreement and the Rights and Restrictions Agreement, nor the consummation of the transactions contemplated herein or therein, nor the performance of and compliance with the terms and provisions hereof or thereof shall, (i) if an entity, violate or conflict with any provision of its organizational documents or (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it.
          7.4 Consents. Subject to the requirements of the HSR Act, and the rules and regulations thereunder, if applicable, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or other Person is required in connection with the execution, delivery or performance by the Holder of this Agreement or the Rights and Restrictions Agreement or the Warrants.
          7.5 Enforceable Obligations. This Agreement and the Rights and Restrictions Agreement have been duly executed and delivered by the Holder and, assuming due authorization, execution and delivery hereof by the Company, constitute legal, valid and binding obligations of the Holder, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

          7.6 Accredited Investor. Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Holder is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Warrant and the Underlying Common Stock and is capable of bearing the economic risks of such Warrant and Underlying Common Stock. Such Holder has relied solely upon the advice of such Holder’s legal counsel and accountants or other financial advisers with respect to the legal, financial, business, tax and other considerations relating to the purchase of the Warrant and the Underlying Common Stock and has been offered, during the course of discussions concerning the issuance of the Warrant, the opportunity to ask such questions and inspect such documents concerning the Company and its business and affairs as the Holder has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Warrants.
          7.7 No Sale or Distribution. Such Holder is acquiring the Warrants for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.
          7.8 Speculative Nature of Investment. The Holder understands and acknowledges that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Warrants for an indefinite period of time and to suffer a complete loss of its investment.
          7.9 WLR Group Ownership and Activities. WLR-IV and Parallel Employee Fund hereby represent and warrant to the Company, as of the date hereof, that:
          (a) WLR Recovery Associates IV LLC is the general partner of WLR-IV, and WLRCo. is the investment advisor of WLR-IV. WLR-IV and other funds within the WLR Group invest in financially distressed businesses. WLR-IV’s investments generally consist of public and private equity and debt securities, including distressed bank loans, claims and equity-linked and other securities. Members of the WLR Group have invested in loans to various institutions pursuant to credit facilities.
          (b) Invesco Ltd. (“Invesco”), indirectly through its subsidiary Invesco Private Capital Inc. (“IPC”), owns WLRCo. and entities that invest in other private equity funds, as well as directly into companies. Wilber L. Ross, Jr. is IPC’s Chairman and Chief Executive Officer. The WLR Group’s activities are managed separately from Invesco’s mutual funds, managed accounts and other investment activities (including Invesco and any Affiliate of Invesco other than members of the WLR Group, the “Invesco Mutual Funds Business”), and customary firewall procedures have been implemented between the WLR Group and the Invesco Mutual Funds Business designed to prevent the sharing of information between the two businesses. No Person involved in the Invesco Mutual Funds Business was involved in WLR-IV’s and Parallel Employee Fund’s decision to invest in the Company, and as of the date hereof neither WLR-IV nor Parallel Employee Fund expects any such Person to be involved in decisions as to the voting or disposition of any such investment.

          (c) WLR-IV and Parallel Employee Fund believe that (i) neither Invesco nor any other Person involved in the Invesco Mutual Funds Business directs the voting or disposition of any debt or equity investments by the WLR Group and (ii) the WLR Group does not direct the voting or disposition of any debt or equity investments by Invesco or the Invesco Mutual Funds Business. Based on WLR-IV’s and Parallel Employee Fund’s understanding of the applicable legal requirements, as of the date hereof, no Person involved in the Invesco Mutual Funds Business is required to be reported, or when initially reported will be reported, as a Beneficial Owner of any securities of the Company Beneficially Owned by a member of the WLR Group on any Schedule 13D to be filed by the WLR Group with the SEC with respect to the transactions contemplated hereby.
          (d) Each of WLR-IV and Parallel Employee Fund is an institutional “accredited investor” within the meaning of clauses (1), (2) and (3) of Rule 501(a) of Regulation D promulgated under the Securities Act, and each of WLR-IV and Parallel Employee Fund invests in debt in the ordinary course of their respective investment activities.
          7.10 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Holder after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Holder or against its properties or revenues that purport to affect or pertain to this Agreement or the Rights and Restrictions Agreement, or any of the transactions contemplated hereby or thereby.
     8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby represents and warrants that, as of the date hereof:
          8.1 Existence, Power and Ownership. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon.
          8.2 Authorization. It has the corporate power and authority to enter into this Agreement and the Rights and Restrictions Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and the Rights and Restrictions Agreement and has by proper action duly authorized the execution and delivery of this Agreement and the Rights and Restrictions Agreement.
          8.3 No Conflicts. None of the execution and delivery of this Agreement and the Rights and Restrictions Agreement, nor the consummation of the transactions contemplated herein or therein, nor the performance of and compliance with the terms and provisions hereof or thereof shall, (i) violate or conflict with any provision of its Articles of Incorporation or by-laws, (ii) violate any material law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, or (iii) violate or conflict with any contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
          8.4 Consents. Subject to the requirements of the HSR Act, and the rules and regulations thereunder, if applicable, no consent, approval, authorization or order of, or filing,

registration or qualification with, any court or Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Rights and Restrictions Agreement or the Warrants.
          8.5 Enforceable Obligations. This Agreement and the Rights and Restrictions Agreement have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Holders, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          8.6 Capitalization. As of the date hereof, the Company’s authorized Capital Stock consists of 75,000,000 shares, of which 25,000,000 shares are preferred stock, no par value (“Preferred Stock”), 200,000 shares of which are designated as Series A Participating Preferred Stock, of which none were issued and outstanding, and 50,000,000 shares are Common Stock, of which 17,094,234 shares were issued and outstanding as of June 5, 2009. As of the date hereof, no shares of Common Stock are held in treasury and 12,160 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options. There are no shares of Capital Stock authorized or outstanding other than the Common Stock and the Preferred Stock. There are no other classes of Capital Stock of the Company authorized or outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. There are no outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued, unissued or treasury shares of Common Stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, Common Stock of the Company, in each case other than outstanding employee options and the Company’s 2 3/8% Convertible Senior Notes due 2026.
          8.7 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its subsidiaries or against any of their respective properties or revenues that purport to affect or pertain to this Agreement or the Rights and Restrictions Agreement, or any of the transactions contemplated hereby or thereby.
     9. COVENANTS.
          9.1 Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, upon such issuance, be duly and validly issued and fully paid and non-assessable.

          9.2 Notice of Certain Actions. (a) At any time when the Company declares any distribution or dividend on its Common Stock (other than any regular quarterly cash dividend), it shall give notice to the Holders that at such time hold outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the distribution or dividend so declared.
          (b) Upon actual knowledge by the Company of the occurrence of a Change of Control, the Company shall give notice to the Holders that at such time hold outstanding Warrants of such occurrence not less than 15 days prior to the date on which such Change of Control is expected to become effective or promptly after actual knowledge by the Company.
          9.3 Compliance with Rights and Restrictions Agreement. The Company and each Holder covenant and agree to be bound by the provisions of the Rights and Restrictions Agreement to the extent applicable to such Holder.
          9.4 Governmental Filing. The Company and the applicable Holders acknowledge that one or more filings under the HSR Act may be necessary in connection with the issuance of the Underlying Common Stock upon exercise of the Warrants. Prior to exercise of any Warrants, the Company and the applicable Holders shall, if required, (i) file with the FTC and the Antitrust Division of the DOJ a Notification Form relating to the exercise of such Warrants as required by the HSR Act, and (ii) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign Governmental Authority that are required by other applicable Antitrust Laws in connection with the exercise of such Warrants. The expiration or early termination of any waiting period associated with any required filings under the HSR Act or other applicable Antitrust Laws shall be a condition to the exercise of any Warrants.
     10. MISCELLANEOUS.
          10.1 Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder in respect of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue any security or to pay any cash until such tax or charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due. The Company and the Holders agree that the issuance and exercise of the Warrants is intended to be a capital transaction and not a compensatory transaction, and any Holder who is not a U.S. Person for U.S. federal income tax purposes hereby represents that the Common Stock would, if owned by such Holder, be capital assets in its hands for U.S. federal income tax purposes.
          10.2 Surrender of Certificate. Any Warrant Certificate surrendered for exercise or purchase shall be promptly cancelled and shall not be reissued by the Company. The Company shall destroy such cancelled Warrant Certificates.

          10.3 Mutilated, Destroyed, Lost and Stolen Warrant Certificates. (a) If (i) any mutilated Warrant Certificate is surrendered to the Company or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.
          (b) Upon the issuance of any new Warrant Certificate under this Section 10.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of counsel to the Company) in connection therewith.
          (c) Every new Warrant Certificate executed and delivered pursuant to this Section 10.3 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.
          (d) The provisions of this Section 10.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost, or stolen Warrant Certificates.
          10.4 Removal of Legends. A Holder may surrender its Warrant Certificates or certificates evidencing Underlying Common Stock to the Company, which shall exchange such certificates for certificates without the legends referred to in Sections 2.1 and 3.5; provided that applicable federal and state securities laws and the Rights and Restrictions Agreement no longer requires such legend.
          10.5 Successors and Assigns; Assignment. Except as otherwise expressly provided herein or in the Rights and Restrictions Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement and the Warrant Certificates may not be assigned by (a) the Company (other than by operation of law, including in connection with a Change of Control) without the prior written consent of Holders holding a majority in interest of the Warrants at such time outstanding or (b) any Holder without the prior written consent of the Company, except that each Holder may assign their respective rights and obligations without such consent in connection with a Transfer of such Holder’s Warrants made pursuant to and in accordance with the requirements for a Transfer of the Warrants made under Article 3 of the Rights and Restrictions Agreement; provided, however, that the transferee agrees to be bound by Articles 3 and 5 of the Rights and Restrictions Agreement, this Agreement and the applicable Warrant Certificates as a “Holder” and the original Holder shall not be relieved from its obligations under this Agreement (which, in the case of a Transfer pursuant to clause (vi) of Section 3.1(a) of the Rights and Restrictions Agreement, may be accomplished by the transferee being deemed to have so agreed by virtue of its acceptance of the stock certificate or Warrant Certificate evidencing the applicable equity interest bearing the restrictive legends reflecting such agreement).
          10.6 No Third Party Beneficiaries. Except to the extent that rights are expressly granted to a party under the terms of this Agreement, this Agreement is not intended to create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.
          10.7 Entire Agreement. This Agreement, the Warrant Certificates and the Rights and Restrictions Agreement (together with any other agreements entered into among the parties or their Affiliates in connection herewith) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.
          10.8 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          10.9 Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against any Holder, unless it is approved in writing by Holders Beneficially Owning a majority in interest of the Warrants at such time outstanding; provided that if any amendment or waiver operates in a manner that purports by its terms to treat any Holder differently from any other Holder in a manner adverse to such Holder or that modifies the terms upon which the Warrants are exercisable, redeemable or transferable, the consent of such affected Holder shall also be required for such amendment or waiver to be binding on such adversely affected Holder; provided further that any Holder may waive any rights or provide consent with respect to itself; provided further that notwithstanding the foregoing, the addition of a Holder as a party hereto in accordance with the terms of Article 3 of the Rights and Restrictions Agreement shall not constitute an amendment hereto and may be effected by the execution of a counterpart hereto only by such new Holder. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained.
          10.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.
          10.11 Notices. (a) Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made, when sent by email or facsimile (with a copy thereof sent by first-class mail, postage prepaid on the same day that the email or facsimile is dispatched) or when sent by overnight delivery, in each case, addressed to any Holder at such Holder’s address shown on the register of the Company and to the Company, WLR-IV or Parallel Employee Fund as follows:

If to the Company:	The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035
Fax: (503) 684-7553
Email: Martin.Baker@gbrx.com
Attention: General Counsel

With a copy to:	Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Fax: (640) 493-6811
Email: jfore@wsgr.com
Attention: John A. Fore

If to WLR-IV or Parallel Employee Fund:	WLR Recovery Fund IV, L.P.
1166 Avenue of the Americas, 27th Floor
New York, New York 10036
Fax: (212) 317-4891
Email: wlross@wlross.com
Attention: Wilbur L. Ross, Jr.

With a copy to:	Jones Day
222 East 41st Street
New York, New York 10017
Fax: (212) 326-3800
Email: raprofusek@jonesday.com
Attention: Robert A. Profusek
or to such other address as shall have been furnished to the party giving or making such notice, demand or delivery.
               (b) Any notice required to be given by the Company to the Holders pursuant to this Agreement, shall be made in accordance with Section 10.11(a), to the Holders at their respective addresses as set forth on their respective signature page at the time such Holder entered into this Agreement and became a Holder or as otherwise shown on the register of the

Company. Any notice that is sent in the manner herein provided shall be conclusively presumed to have been duly given when as set forth in Section 10.11(a), whether or not the Holder receives the notice.
          10.12 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
          10.13 Governing Law. This Agreement and each Warrant Certificate issued hereunder and all rights arising hereunder shall be governed by the internal laws of the State of New York.
          10.14 Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts, including Persons who become a party to this Agreement after the date hereof), each or which shall be deemed an original, but all of which together constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

THE GREENBRIER COMPANIES, INC.

By:	/s/ Mark J. Rittenbaum

Name: Mark J. Rittenbaum
Title: Executive Vice President, Treasurer and Chief Financial Officer

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Michael J. Gibbons

Name: Michael J. Gibbons
Title: Manager

WLR IV PARALLEL ESC, L.P.

By:	WLR Recovery Associates IV LLC, its Attorney-in-fact
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Michael J. Gibbons

Name: Michael J. Gibbons
Title: Manager
[Warrant Agreement]

EXHIBIT A
FORM OF FACE OF WARRANT CERTIFICATE
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN INVESTOR RIGHTS AND RESTRICTIONS AGREEMENT, DATED AS OF JUNE 10, 2009, AMONG THE GREENBRIER COMPANIES, INC., WLR RECOVERY FUND IV, L.P., WLR IV PARALLEL ESC, L.P., WL ROSS & CO. LLC AND EACH OF THE OTHER HOLDERS FROM TIME TO TIME PARTY THERETO, COPIES OF WHICH INVESTOR RIGHTS AND RESTRICTIONS AGREEMENT ARE ON FILE AND AVAILABLE AT THE PRINCIPAL OFFICE OF THE GREENBRIER COMPANIES, INC.
     THE HOLDER HEREOF, BY VIRTUE OF ITS ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ARTICLES 3 AND 5 OF THE INVESTOR RIGHTS AND RESTRICTIONS AGREEMENT AND THE WARRANT AGREEMENT AND THIS CERTIFICATE.
WARRANTS TO PURCHASE COMMON STOCK
OF THE GREENBRIER COMPANIES, INC.

No.	Certificate for Warrants
     This certifies that [HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant Agreement (as defined below) and the Rights and Restrictions Agreement (as defined below), to purchase from The Greenbrier Companies, Inc. (the “Company”), one share of the Company’s common stock, no par value (“Common Stock”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement, at the exercise price (the “Exercise Price”) of $6.00 per share, subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant Agreement.

     This Warrant Certificate is issued pursuant to, and in accordance with, the Warrant Agreement, dated as of June 10, 2009 (the “Warrant Agreement”), among the Company, WLR Recovery Fund IV, L.P. (“WLR-IV”) and WLR IV Parallel ESC, L.P. (“Parallel Employee Fund”) and each of the other Holders from time to time party thereto, and is subject to the terms and provisions contained in the Warrant Agreement, as well as certain terms and provisions of the Investor Rights and Restrictions Agreement, dated as of June 10, 2009 (the “Rights and Restrictions Agreement”), among the Company, WLR-IV, Parallel Employee Fund, WL Ross & Co. LLC and each of the Holders from time to time party thereto, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement and the Rights and Restrictions Agreement are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement and the Rights and Restrictions Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, WLR-IV, Parallel Employee Fund and the Holders.
     This Warrant Certificate shall terminate and be void as of the close of business on the Expiration Date.
     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable from time to time on any Business Day and ending on the Expiration Date.
     All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.
     In order to exercise a Warrant, the registered Holder hereof must surrender this Warrant Certificate at the corporate office of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with, if applicable, any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Common Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement and the Rights and Restrictions Agreement. Any cash payment of the Exercise Price shall be by certified or official bank check drawn on a New York City bank payable to the order of the Company.
     This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, subject to the terms of the Warrant Agreement and the Rights and Restrictions Agreement, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment on the reverse hereof. Upon any partial transfer, the Company shall issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. PLEASE SEE THE WARRANT AGREEMENT AND THE RIGHTS AND RESTRICTIONS AGREEMENT FOR APPLICABLE RESTRICTIONS ON TRANSFER OF THIS WARRANT CERTIFICATE.

     No service charge shall be made to a Holder for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Subject to compliance with any restrictions on transfer under applicable law and the Rights and Restrictions Agreement, each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company, any notice to the contrary notwithstanding, but until such transfer on such register, the Company may treat the registered Holder hereof as the owner for all purposes.
     This (a) Warrant Certificate and the Warrant Agreement and (b) the Rights and Restrictions Agreement are subject to amendment as provided in the Warrant Agreement and the Rights and Restrictions Agreement, respectively.
     Copies of the Warrant Agreement and the Rights and Restrictions Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address: One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, Attention: General Counsel.
     This Warrant Certificate shall not be valid for any purpose until it shall have been signed by the Company.
Dated:                     , 2009

THE GREENBRIER COMPANIES, INC.
By:
Name:
Title:

By:
Name:
Title:

FORM OF REVERSE OF WARRANT CERTIFICATE
EXERCISE SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant)
To: The Greenbrier Companies, Inc. (the “Company”)
     The undersigned irrevocably exercises                      of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of the Company’s common stock, no par value (“Common Stock”), of the Company for each Warrant represented by the Warrant Certificate and (a) herewith makes payment of $                     (such payment being by certified or official bank check drawn on a New York City bank payable to the order of                     ) or cancellation of indebtedness in accordance with Section 3.4(a) or (b) surrenders such Warrants for exercise of                                 shares of Common Stock pursuant to Section 3.4(b), all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant Agreement.
     Notwithstanding anything to the contrary contained herein, this Exercise Subscription Form shall constitute a representation by the Holder submitting this Exercise Subscription Form that, after giving effect to the exercise provided for in this Exercise Subscription Form, but subject to Section 3.2(c), the undersigned holder believes in good faith (based on the Company’s publicly available SEC filings) that the exercise contemplated hereby shall not result in such holder or any of its Affiliates (or, if the holder is a member of the WLR Group, shall not result in the WLR Group) becoming an “Acquiring Person” as that term is defined and calculated in accordance with the Stockholder Rights Agreement as amended as of the date hereof and without giving effect to any later amendment thereto (to the extent that such later amendment lowers or has the effect of lowering the applicable percentage of Beneficial Ownership for purposes of calculating whether any such Person is an “Acquiring Person”) or termination thereof; provided, further, however, that in the event the exercise contemplated hereby does result in the issuance of Excess Shares, the undersigned acknowledges and agrees that it and such shares shall be subject to and bound by terms of the Voting Agreement set forth in Section 4.9 of the Rights and Restrictions Agreement with respect to any such Excess Shares and agrees to comply therewith as if a party thereto (regardless of whether the undersigned is a party thereto).
     Subject to Section 3.2(b) of the Warrant Agreement, this Exercise Subscription Form shall constitute a representation by the Holder submitting this Exercise Subscription Form that the Holder understands and agrees that the Company shall not issue any shares of Common Stock upon exercise of the Warrant and the Holder shall not be entitled to receive any shares of Common Stock if the issuance of such shares of Common Stock would exceed that aggregate number of shares of Common Stock which the Company may issue upon exercise of the

Warrants pursuant to the Company’s obligations under the applicable rules or regulations of the Applicable Exchange.
Date:

*

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED the undersigned registered Holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being sold, assigned or transferred hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Social Security
or other
Identifying
		Number of	Number of
Names of Assignees	Address	Assignee(s)	Warrants

and does hereby irrevocably constitute and appoint                      the undersigned’s attorney to make such transfer on the books of                      maintained for that purpose, with full power of substitution in the premises.
Date:

*

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.